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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                     February 17, 1998 (February 13, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                           1-8368                           51-0228924
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(State or other                  (Commission                     (IRS Employer
jurisdiction                    File Number)                    Identification
of incorporation)                                                      Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On February 13, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) reiterated that its current offer to purchase all the outstanding shares of Safety-Kleen Corp. (NYSE:SK) is set to expire at 12:00 Midnight, New York City time. Under the offer, each shareholder of Safety-Kleen would receive $18.00 in cash and 2.8 LLE common shares. The full text of the announcement is reproduced below. Note that the announcement contains statements regarding LESI's opinion regarding the greater value of LESI's offer to purchase SK stock as compared to the Philip buyout group merger proposal.



FOR IMMEDIATE RELEASE

CONTACT: KENNETH W. WINGER
         PRESIDENT AND CHIEF EXECUTIVE OFFICER

         PAUL R. HUMPHREYS
         SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
         (803) 933-4210


                    LAIDLAW ENVIRONMENTAL OFFER EXPIRES TODAY

COLUMBIA, SOUTH CAROLINA...FEBRUARY 13, 1998. Laidlaw Environmental Services, Inc. (NYSE:LLE) today reiterated that its current offer to purchase all the outstanding shares of Safety-Kleen Corp. (NYSE:SK) is set to expire today at 12:00 Midnight, New York City time. Under the offer, each shareholder of Safety-Kleen would receive $18.00 in cash and 2.8 LLE common shares.

         Commenting on the status of the offer, Kenneth W. Winger, Laidlaw Environmental's president and chief executive officer, said:

         "We continue to receive positive support for our offer to Safety-Kleen shareholders, which we firmly believe to be superior in value to the Philip buyout group merger proposal. We were also pleased by reports that both William Blair, Safety-Kleen's own investment banker, and Institutional Shareholder Services believe the value of our offer to be superior to the Philip merger proposal. Now is the time for Safety-Kleen shareholders to realize value for their shares and we urge them to tender their shares to the Laidlaw Environmental offer."

         Commenting on the certainty of the Philip Services Corp. merger proposal, Mr. Winger stated:

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         "The Philip merger agreement was signed on November 20, 1997, and a
Safety-Kleen Shareholders' meeting scheduled for the purpose of voting on the merger agreement was scheduled for February 11, 1998. The shareholders meeting has since been postponed to February 25, 1998. In a February 7, 1998 letter to the Safety-Kleen Board of Directors, Philip stated that it has engaged in "extensive discussions with [its] lead bankers," but that bank approvals had not yet been obtained and formal agreements have not yet been prepared. Despite its assurances that financing will be available when required, Philip's funding commitment remains unverified at this late date."

         Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.

                                     - END -


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 17, 1998               By: /s/ Kenneth W. Winger
                                          ----------------------
                                          Kenneth W. Winger, President
                                          and Chief Executive Officer